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                             CONSULTATION AGREEMENT

         AGREEMENT made as of the 6 day of June , 1997 by and between AUDIO BOOK CLUB, INC. (hereinafter referred to as "ABC") and ABRAMS DIRECT MARKETING (hereinafter referred to as the "Consultant").

         WHEREAS, Consultant is an independent marketing consultant with expertise in the direct marketing business; and

         WHEREAS, ABC is involved in the direct marketing business, including without limitation, operating a negative option audio book club and selling audio books via the Internet.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration and the mutual covenants contained herein, the undersigned agree to the following:

         1. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

         2. The Consultant agrees to assist ABC, on an as-needed basis, with respect to the following matters:

         A.       Designing and implementing direct marketing campaigns.

         B.       Assisting in the selection of direct marketing lists.

         C.       Reviewing the results of the direct marketing campaign.

         D. Recommending and giving advice as to the future growth and development of ABC's business.

         E. Any other matters which ABC may reasonably request, provided that Consultant has the necessary expertise to provide such advice.

         Any work that the Consultant does for ABC, must be done either pursuant to a written request Consultant has received from ABC or pursuant to a written accepted purchase order which is submitted from Consultant to ABC and accepted in writing by ABC.

         3. For the services rendered by Consultant hereunder, ABC agrees to pay the Consultant on an hourly basis at the rate of Two Hundred Fifty and 00/100 U.S. Dollars ($250.00) per hour (hereinafter the "Consulting Fee"). The Consultant agrees to provide ABC bi-weekly detailed bills reflecting the time worked and the matters worked on. Payment will be required within thirty (30) days of the invoice date and will be made by check made payable to Roy Abrams.

         4. Consultant will also be reimbursed for all expenses incurred by it on behalf of ABC, provided such expenses are fully documented by Consultant with appropriate back-up and were pre-approved, in writing, by ABC. Pre-approved travel time in excess of ninety (90) minutes daily, will be billed at the same rate as the Consulting Fee.


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         5. The Consultant acknowledges that the Consulting Fee shall be the only remuneration or consideration which Consultant receives in connection with this Agreement and that Consultant will not be entitled to participate in any fashion in connection with the profits, if any, resulting from Consultants advice.

         6. ABC assumes the risk of reliance upon any advice given by the Consultant and agrees not to look to the Consultant in the event ABC suffers any loss, cost or expense as a result of relying upon Consultant's advice, except in the event of the Consultant's fraud, gross negligence or willful misconduct.

         7. It is understood and agreed by the parties hereto, that the Consultant shall, at all times, and for all intents and purposes under this Agreement, be deemed to act as an independent contractor and not as an agent, employee or subcontractor of ABC. The terms of this Agreement shall commence on the date set forth above and may be terminated by ABC or Consultant at any time; provided, that Consultant may not terminate this Agreement if Consultant has been given an assignment which Consultant has commenced, but not yet completed until such assignment is completed.

         8. This Agreement supersedes, in the entirety, all other agreements which may exist between the parties with respect to the Consultant's services (other than any agreements which may exist with respect to Roy Abrams acting as a director of ABC and confidentiality agreements, including without limitation, the March 11, 1997 confidentiality agreement from Consultant and Roy Abrams in favor of ABC, which agreement is hereby acknowledged to remain in full force and effect), and all such other agreements, if any, are now null and void and of no force and effect.

         9. This Agreement does not cover nor is it intended to cover services which Roy Abrams may provide to ABC as a result of or in connection with being a director of ABC.

         10. This Agreement shall be construed in accordance with the laws of the State of New Jersey and any action brought by either party shall be commenced in the courts of the State of New Jersey. The Consultant and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey located in Morris County and the courts of the United States of America located in Essex County, New Jersey for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or

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proceeding brought in any such court has been brought in an inconvenient forum.

         11. This Agreement cannot be modified except by written instrument signed by the parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        "CONSULTANT"

                                        ABRAMS DIRECT MARKETING
                                        By:  /s/  Roy Abrams
                                           ---------------------------------
                                            Roy Abrams
                                            President

                                          /s/  Roy Abrams
                                        ------------------------------------
                                        ROY ABRAMS, Individually

AGREED TO:

AUDIO BOOK CLUB, INC.

By:   /s/ Michael Herrick
   ------------------------------------
      Michael Herrick
      Vice Chairman




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